MDU RESOURCES GROUP, INC.

                 DIRECTORS' COMPENSATION POLICY

Each  Director  who is not a full-time employee  of  the  Company shall receive compensation made up of annual cash retainers, common stock, meeting fees and post-retirement income. Each Director is also eligible for awards under the 1997 Non-Employee Director Long-Term Incentive Plan.

Annual Retainers, Stock Compensation and Stock Option Grants

     The Board service annual cash retainer shall be $13,000. That of the Chairman of the Board shall be four times that of the other Directors. The annual retainer for service as Chairman of the Audit or Nominating Committee shall be $2,500 and of the Compensation or Finance Committee, $4,000. Such retainers shall be paid in monthly installments.

     A minimum of $1,000 of the annual cash retainer shall be deferred under the Amended and Restated Deferred Compensation Plan for Directors adopted on February 13, 1992 and effective January 1, 1992. If the Chairman of the Board is a retired employee such deferral need not be made and this Plan shall not apply. The Plan permits a Director to defer all or any portion of the annual cash retainer, as well as meeting fees and any other cash compensation paid for service as a Director, above the mandatory $1,000 deferral. The amount deferred is recorded in each participant's deferred compensation account and credited with income in the manner prescribed in the Plan. For further details, reference is made to the Plan, a copy of which is attached.

     Each Director shall receive 450 shares of Common Stock on or about the 15th business day following the annual meeting of stockholders. A Director may decline a stock payment for any plan year, in writing in advance of the plan year to which stock payment relates. No cash compensation shall be paid in lieu thereof. By written election a Director may reduce the cash portion of the annual retainer and have that amount applied to the purchase of additional shares. The election must be made on a form provided by the administrative committee and returned to the committee at least six months prior to the applicable annual meeting of stockholders. In the event the annual meeting of shareholders occurs on July 1 or later, then the election shall have been made by the last business day of the year prior to the year in which the election is to be effective. The election remains in effect until changed or revoked. No election may be changed or revoked for the current year, but may be changed for a subsequent year. For further details, reference is made to the Non-Employee Director Stock Compensation Plan, a copy of which is attached.

Each Director shall receive an option to purchase 2,250 shares of the Company Common Stock. The option shall vest immediately and is exercisable for 10 years from the date of the grant. The otion price is the fair market value of the stock at the time of the grant.

Board and Committee Meeting Fee

      The fee for each Board meeting attended shall be $1,000 and for each meeting attended of each Committee of which the Director is a member, and for attendance at Planning and Pension meetings, shall be $1,000, payable only to Directors who are not full-time employees of the Company.

Post-Retirement Income

      After retirement from the Board, each Director who does not receive a pension benefit from the Company is entitled to receive annual compensation in an amount equal to the sum of all annual retainers being received by the Director at the time of the Director's retirement. "Annual compensation" shall include the value of the 450 shares of Common Stock at the time of retirement. The dollar value included in the calculation of the amount of annual compensation shall be the average of the high price and the low price of the Common Stock as traded on the New York Stock Exchange on the day of the annual meeting or, if no stock is traded on that day, then the average on the day next preceding the annual meeting date on which Common Stock was traded. The annual compensation will be paid to the Director (or to the Director's named beneficiary in the event the Director dies after retirement and while the Director is still being paid the annual compensation) in equal monthly installments over a period of time equal to the period of service of the Director on the Board. Should a Director die while in office, annual compensation will be paid to the Director's named beneficiary in an amount equal to the sum of all annual retainers being received by the Director at the time of the Director's death. The annual compensation will be paid in equal monthly installments over a period of time equal to the period of service of the deceased on the Board. If there is a "change in control" (as hereinafter defined) then within 14 days thereafter the following actions shall be taken:

     (1)  The  Post-Retirement  Income  of  each
          Director currently serving on the Board and entitled to receive such Income shall be calculated as if the Director had retired immediately prior to the change in control.

     (2)  The entire amount of the Post-Retirement
          Income (as calculated under the preceding paragraph) to which each Director is entitled shall be paid to each Director in a lump sum.

     (3)  Each retired Director who, at the  time
          the  change in control occurs, is retired and
          is receiving, or is entitled to receive, Post-
          Retirement   Income,   shall   receive    all
          remaining Post-Retirement Income which has not been paid to the retired Director (or the retired Director's beneficiary) in a lump sum and not in installments.

     "Change in control" shall mean the earlier of the following to occur: (a) the public announcement by the Company or by any person (which shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) ("Person") that such Person, who or which, together with all Affiliates and Associates (within the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (17 C.F.R. 240.12b-2)) of such Person, shall be the beneficial owner of twenty percent (20%) or more of the voting stock then outstanding; (b) the commencement of, or after the first public announcement of any Person to commence, a tender or exchange offer the consummation of which would result in any Person becoming the beneficial owner of voting stock aggregating thirty percent (30%) or more of the then outstanding voting stock; (c) the announcement of any transaction relating to the Company required to be described pursuant to the requirements of
Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (17 C.F.R. 240.14a-101, item 6(e)); (d) a proposed change in the constituency of the Board of Directors of the Company such that, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the shareholders of the Company of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were members of the Board of Directors of the Company at the beginning of the period; or (e) any other event which shall be deemed by a majority of the Compensation Committee of the Board of Directors of the Company to constitute a "change in control."

Directors Emeritus

     The Board of Directors may elect from those persons who have been members of the Board of Directors, Directors Emeritus. Those elected shall have served as a Director for at least ten years. The designation as a Director Emeritus may be renewed annually by the Board of Directors, but not beyond the fifth year following the Director's retirement from the Board of Directors.

     Each person so designated may, from time to time, be invited by the Chairman of the Board to participate as a nonvoting member of the Company's Board of Directors. A Director Emeritus so participating shall receive no meeting fee although reimbursement for reasonable travel expenses in connection with attendance at the meeting will be provided.

Travel Expense Reimbursement

     All  Directors  will  be reimbursed for  reasonable  travel expenses including spouse's expenses (providing the spouse participates in ALL business, community, spouse-specific and social events), in connection with attendance at meetings of the Company's Board of Directors and its committees. If the travel expense is related to the reimbursement of commercial airfare, such reimbursement will not exceed full-coach rate. If the travel expense is related to reimbursement of non-commercial airfare, such reimbursement will not exceed the rate for comparable travel by means of commercial airline at the first-class rate.

Directors' Liability

     Article Seventeenth of the Company's Restated Certificate of Incorporation provides that no Director of the Company shall be liable to the Company or its stockholders for breach of fiduciary duty as a Director, with certain exceptions stated below.
Section 7.07 of the Company's Bylaws requires the Company to indemnify fully a Director against expenses, attorneys fees, judgments, fines and amounts paid in settlement of any suit, action or proceeding, whether civil or criminal, arising from an action of a Director by reason of the fact that the Director was a Director of MDU Resources Group, Inc.

     There are exceptions to these protections: breaches of the Directors' duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, violation of
Section 174 of the Delaware General Corporation Law (relating to unlawful declaration of dividends and unlawful purchase of the company's stock), and transactions from which the Director derived an improper personal benefit (including short-swing profits under Section 16(b) of the Securities Exchange Act of
1934).

     The Company has and does maintain Directors' and Officers' liability insurance coverage with a $75,000,000 limit.

Insurance Coverages

     The Company maintains the following insurance for protection of its Directors as they carry out the business of MDU Resources
Group, Inc.

     1.   General   liability   and   automobile
          liability insurance:

          The  Directors  are  afforded  coverage
          under  the  general liability and  automobile
          liability  insurance  of  the  Company.   The
          policy limit is $75,000,000 in excess of self-
          insured    retentions   of    $500,000    per
          occurrence    for   general   liability   and
          $250,000   per   occurrence  for   automobile
          liability;       or      $1,000,000       per
          occurrence/$2,000,000 aggreggate for general liability and $1,000,000 per occurrence for automobile liability, where we are carrying primary layer insurance coverage.

     2.   Fiduciary and employee benefit liability insurance:

          The  Directors  are  afforded  coverage
          under  the  fiduciary and  employee  benefits
          liability  insurance  of  the  Company.   The
          policy  has  a  $35,000,000  limit  with   no
          deductible applicable to the Director.

     3.   Aircraft liability insurance:

          The   Company's   existing   aircraft
          liability  insurance policy extends  coverage
          while  a  non-owned* aircraft is  used  by  a
          Director in traveling to and from Director or
          Board  committee  meetings.   This  insurance
          coverage    constitutes   excess    liability
          coverage in the amount of $200,000,000.

          *Non-owned aircraft is defined as:   1)
          any aircraft registered under a "standard" airworthiness certificate issued by the FAA;
          2) aircraft with a seating capacity not exceeding 40 seats; 3) aircraft that are not owned by MDU Resources Group, Inc. or any of its subsidiaries; 4) aircraft that are not partly or wholly owned by or registered in the Director's name or the name of any Director's household member.


     4.   Travel and sojourn insurance:

          All  Directors are protected by a group
          insurance  policy with coverage  of  $250,000
          that provides 24-hour accident protection while traveling on Company business.

          Coverage in all instances begins at the
          actual start of a business trip and ends when the Director returns to his/her home or regular place of employment.

          The beneficiary of the insurance will be that beneficiary recorded on a beneficiary designation card provided by the Company.

     5.   Group life insurance:

          All outside Directors are protected by a non-contributory group life insurance policy with coverage of $100,000.

          The coverage begins the day the Director is elected to the Board of Directors and terminates when the Director ceases to be an outside Director.

          A  Certificate  of Insurance  shall  be
          provided to the Director and the beneficiary of the insurance will be that beneficiary recorded on a beneficiary designation card provided by the Company.

          This  protection is considered  taxable
          compensation   under   current   tax    laws.
          Consequently, the Company will provide each Director annually on Form 1099 the amount of taxable income related to this coverage.